Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated June 5, 2013 in the Registration Statement on Form F-1 and related Prospectus of Controladora Vuela Compañía de Aviación, S.A.B. de C.V.

Mancera, S.C. A member practice of Ernst & Young Global

/s/ Francisco Álvarez del Campo

Mexico City, Mexico

June 5, 2013